UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 15, 2010 (December 9, 2010)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania	15601-1689
(Address of principal executive of offices)	(Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 9, 2010, Allegheny Energy, Inc. (the “Company”) adopted an amendment (the “Amendment”), effective January 1, 2011, to its Amended and Restated Annual Incentive Plan (the “Plan”). The Amendment provides that, in connection with a Change in Control (as defined in the Amendment) of the Company, each participant under the Plan will, subject to certain conditions, become entitled to receive his or her target award for the Performance Year (as defined in the Plan) in which the Change of Control occurs, prorated to reflect the number of days that elapse from the beginning of such Performance Year through and including the date on which the Change in Control is consummated (a “Prorated Target Award”). A Plan participant’s Prorated Target Award will be offset to the extent that such participant receives, or is entitled to receive, payment under the Company’s Executive Change in Control Severance Plan by reason of a termination of employment during the year in which the Change in Control occurs and otherwise may be subject to certain caps imposed by the Plan. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment 2010-1 to the Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: December 15, 2010	By:	/s/ David M. Feinberg
	Name:	David M. Feinberg
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment 2010-1 to the Annual Incentive Plan